                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                                  CIMCO, INC.
                                       BY
                                 HANWEST, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                               M.A. HANNA COMPANY
                                       AT
                              $10.50 NET PER SHARE

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, JANUARY 25, 1996, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated December 27, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") and other materials relating to the offer by Hanwest, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of M.A. Hanna Company, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share, including the associated Rights (as defined in the Offer to Purchase) (collectively, the "Shares"), of CIMCO, Inc., a Delaware corporation (the "Company"), at $10.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

    We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

    1.  The tender price is $10.50 per Share, net to the seller in cash.

    2.  The Offer is being made for all outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, January 25, 1996, unless the Offer is extended.

    4. The Board of Directors of the Company unanimously has determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the stockholders of the Company, has approved the Offer and the Merger and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn immediately prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares representing at least a majority of the total number of Shares then outstanding on a fully diluted basis.
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    6.   Tendering stockholders will  not be obligated to  pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, any stock transfer taxes on the purchase of the Shares by the Purchaser pursuant to the Offer.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Salomon Brothers Inc, the Dealer Manager of the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.

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
                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF
                                  CIMCO, INC.
                                       BY
                                 HANWEST, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 27, 1995, and the related Letter of Transmittal, in connection with the offer by Hanwest, Inc., a Delaware corporation and a wholly owned subsidiary of M.A. Hanna Company, a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $0.01 per share, including associated Rights (collectively, the "Shares"), of CIMCO, Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
Dated: ________________, 199___

                        NUMBER OF SHARES TO BE TENDERED:
                             ______________ SHARES*
             ______________________________________________________
             ______________________________________________________
                                  SIGNATURE(S)
             ______________________________________________________
                              PLEASE PRINT NAME(S)
             ______________________________________________________
             ______________________________________________________
                            PLEASE PRINT ADDRESS(ES)
             ______________________________________________________
                       AREA CODE AND TELEPHONE NUMBER(S)
             ______________________________________________________
                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

------------------------
* I (we) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
  (our) account will be tendered.

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